Exhibit 10.3

THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO HOME BISTRO, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

HOME BISTRO, INC.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

Warrant no. HBIS-1001

1. Issuance. In consideration of good and valuable consideration as set forth in the Purchase Agreement (defined below), including without limitation the Purchase Price (as defined in the Purchase Agreement), the receipt and sufficiency of which are hereby acknowledged by HOME BISTRO, INC., a Nevada corporation (the “Company”); Mast Hill Fund, L.P., a Delaware limited partnership, its successors and/or registered assigns (the “Holder”), is hereby granted the right to purchase at any time on or after the Issue Date (as defined below) until the date which is the last calendar day of the month in which the third anniversary of the Issue Date occurs (the “Expiration Date”), 769,231 fully paid and nonassessable shares (the “Warrant Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), as such number of Warrant Shares may be adjusted from time to time pursuant to the terms and conditions of this Warrant to Purchase Shares of Common Stock (this “Warrant”). This Warrant is being issued pursuant to the terms of that certain Securities Purchase Agreement dated May 18, 2022, to which the Company and the Holder are parties (as the same may be amended from time to time, the “Purchase Agreement”).

Unless otherwise indicated herein, capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement. For purposes of this Warrant, the term “Exercise Price” shall mean $0.65, provided, however, that if the Company consummates an Uplist Offering (as defined in this Warrant) on or before the date that is one hundred and eighty (180) calendar days after the Issue Date, then the Exercise Price shall equal 120% of the offering price per share of Common Stock (or unit, if units are offered in the Uplist Offering) at which the Uplist Offering is made (the “Uplist Exercise Price”) (for the avoidance of doubt, if a unit includes more than one share of the Common Stock in the Uplist Offering, the Exercise Price shall mean 120% of the unit price divided by the number of shares of Common Stock contained in a unit), subject to adjustment as provided herein (including but not limited to cashless exercise). Unless otherwise adjusted pursuant to the terms of this Warrant, if the date of a respective exercise under the Warrant is on or before the date that is one hundred and eighty (180) calendar days after the Issue Date and the Company has not consummated an Uplist Offering, then the exercise price of this Warrant shall equal the initial Exercise Price.

This Warrant was originally issued to the Holder on May 18, 2022 (the “Issue Date”).

2. Exercise of Warrant.

2.1 General.

(a) This Warrant is exercisable in whole or in part at any time and from time to time commencing on the Issue Date and ending on the Expiration Date. Such exercise shall be effectuated by submitting to the Company (either by delivery to the Company or by email or facsimile transmission) a completed and duly executed Notice of Exercise substantially in the form attached to this Warrant as Exhibit A (the “Notice of Exercise”). The date such Notice of Exercise is either faxed, emailed or delivered to the Company shall be the “Exercise Date,” provided that, if such exercise represents the full exercise of the outstanding balance of the Warrant, the Holder shall tender this Warrant to the Company within five (5) Trading Days thereafter, but only if the Warrant Shares to be delivered pursuant to the Notice of Exercise have been delivered to the Holder as of such date. The Notice of Exercise shall be executed by the Holder and shall indicate (i) the number of Warrant Shares (as defined below) to be issued pursuant to such exercise, and (ii) if applicable (as provided below), whether the exercise is a cashless exercise.

For purposes of this Warrant, the term “Trading Day” means any day during which the principal market on which the Common Stock is then listed or quoted (the “Principal Market”) shall be open for business, provided, however, that if the Common Stock is not then listed or quoted on any Principal Market, then any calendar day.

(b) To the extent that this Warrant is not previously exercised and in the event that: (i) the Warrant Shares are not registered under the 1933 Act pursuant to an effective non-stale registration statement of the Company which contains a prospectus that complies with Section 5(b) and Section 10 of the Securities Act of 1933 at the time of exercise and covers the Holder’s immediate resale of the Warrant Shares at prevailing market prices (and not fixed prices) without any limitation; and (ii) if the Market Price (as defined below)of one Warrant Share is greater than the Exercise Price, then, unless there is an effective registration statement of the Company that contains a prospectus that complies with Section 5(b) and Section 10 of the Securities Act of 1933 at the time of exercise and covers the Holder’s immediate resale of the Warrant Shares at prevailing market prices (and not fixed prices) without any limitation, then the Holder may elect to receive Warrant Shares pursuant to a cashless exercise, in lieu of a cash exercise, equal to the value of this Warrant determined in the manner described below (or of any portion thereof remaining unexercised) by surrender of this Warrant and a Notice of Exercise, in which event the Company shall issue to Holder a number of shares computed using the following formula:

X = Y (A-B)

A

Where	X =	the number of Warrant Shares to be issued to Holder.

Y =	the number of Warrant Shares that the Holder elects to purchase under this Warrant (at the date of such calculation).

A =	the Market Price (at the date of such calculation).

B =	Exercise Price (as adjusted to the date of such calculation).

For the purposes of this Warrant, the following terms shall have the following meanings:

“Affiliate” shall mean an affiliate as such term is defined in Rule 144 under the Securities Act of 1933, as amended (or a successor rule).

“Aggregate Exercise Price Payable” shall mean the product of multiplying the number of Warrant Shares exercisable by the Exercise Price.

“Closing Price” shall mean the 4:00 P.M. last sale price of the Common Stock on the Principal Market on the relevant Trading Day(s), as reported by Bloomberg LP (or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by the Holder and reasonably acceptable to the Company) (“Bloomberg”) for the relevant date.

“Common Stock Equivalents” means any securities of the Company that would entitle the holder thereof to acquire at any time Common Stock, including without limitation any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Market Price” shall mean the Closing Price for the Common Stock on the Trading Day that is two Trading Days prior to the Exercise Date.

“Note” shall mean that certain Convertible Promissory Note issued by the Company to the Holder pursuant to the Purchase Agreement, as the same may be amended from time to time, and including any promissory note(s) that replace or are exchanged for such referenced promissory note.

“Person” and “Persons” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.

“Uplist Offering” shall mean an offering of Common Stock (or units consisting of Common Stock and warrants to purchase Common Stock) that results in the immediate listing for trading of the Common Stock on the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, or any other national securities exchange (or any successors to any of the foregoing).

(c) If the Notice of Exercise form elects a “cash” exercise (or if the cashless exercise referred to in the immediately preceding subsection (b) is not available in accordance with the terms hereof), the Exercise Price per share of Common Stock for the Warrant Shares shall be payable, at the election of the Holder, in cash or by certified or official bank check or by wire transfer in accordance with instructions provided by the Company at the request of the Holder.

(d) Upon the appropriate payment to the Company, if any, of the Exercise Price for the Warrant Shares, together with the surrender of this Warrant (if required), the Company shall promptly, but in no case later than the date that is three (3) Trading Days following the date the Exercise Price is paid to the Company (or with respect to a “cashless exercise,” the date that is three (3) Trading Days following the Exercise Date) (the “Delivery Date”), provided that all DWAC Eligible Conditions (as defined in the Note) are then satisfied, deliver or cause the Company’s Transfer Agent to deliver the applicable Warrant Shares electronically via the Deposit/Withdrawal at Custodian (“DWAC”) system to the account designated by the Holder on the Notice of Exercise. If all DWAC Eligible Conditions are not then satisfied, the Company shall instead issue and deliver or cause to be issued and delivered (via reputable overnight courier) to the address as specified in the Notice of Exercise, a certificate, registered in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder shall be entitled. For the avoidance of doubt, the Company has not met its obligation to deliver Warrant Shares by the Delivery Date unless the Transfer Agent has posted the shares for DWAC pickup and the Holder or its broker, as applicable, has been notified of this availability, or if the DWAC Eligible Conditions are not then satisfied, has actually received the certificate representing the applicable Warrant Shares no later than the close of business on the relevant Delivery Date pursuant to the terms set forth above.

(e) If Warrant Shares are delivered later than as required under subsection (d) immediately above, the Company agrees to pay, in addition to all other remedies available to the Holder in the Transaction Documents, a late charge equal to the greater of (i) $2,000.00 and (ii) 2% of the product of (1) the sum of the number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled multiplied by (2) the Closing Price of the Common Stock on the Trading Day immediately preceding the last possible date which the Company could have issued such shares of Common Stock to the Holder without violating this Warrant, per Trading Day until such Warrant Shares are delivered. The Company shall pay any late charges incurred under this subsection in immediately available funds upon demand; provided, however, that, at the option of the Holder (without notice to the Company), such amount owed may be added to the principal amount of the Note. Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Warrant Shares as required under subsection (d) immediately above, the Holder may revoke all or part of the relevant Warrant exercise by delivery of a notice to such effect to the Company, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the exercise of the relevant portion of this Warrant, except that the late charge described above shall be payable through the date notice of revocation or rescission is given to the Company. In addition to any other rights available to the Holder, if the Company fails to cause the Company’s transfer agent to transmit to the Holder the Warrant Shares in accordance with the provisions of this Warrant pursuant to an exercise on or before the respective Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder, within one (1) business day of Holder’s request, the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the product of (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder within two (2) business days of Holder’s request the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases, or effectuates a cashless exercise hereunder for, Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

(f) The Holder shall be deemed to be the holder of the Warrant Shares issuable to it in accordance with the provisions of this Section 2.1 on the Exercise Date.

2.2 Ownership Limitation. If at any time after the Closing, the Holder shall or would receive shares of Common Stock in payment of interest or principal under Note, upon conversion of Note, under the Warrant, or upon exercise of the Warrant, so that the Holder would, together with other shares of Common Stock held by it or its Affiliates, own or beneficially own by virtue of such action or receipt of additional shares of Common Stock a number of shares exceeding 4.99% of the number of shares of Common Stock outstanding on such date (the “Maximum Percentage”), the Company shall not be obligated and shall not issue to the Holder shares of Common Stock which would exceed the Maximum Percentage, but only until such time as the Maximum Percentage would no longer be exceeded by any such receipt of shares of Common Stock by the Holder. The foregoing limitations are enforceable, unconditional and non-waivable and shall apply to all Affiliates and assigns of the Holder. Additionally, for so long as the Holder or any of its Affiliates own Securities, upon written request from the Holder, the Company shall post (or cause to be posted), the then-current number of issued and outstanding shares of its capital stock to the Company’s web page located at OTCmarkets.com (or such other web page approved by the Holder).

3. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver to the Holder a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

4. Rights of the Holder. The Holder shall not, by virtue of this Warrant alone, be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder with respect to or arising under this Warrant are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

5. Certain Adjustments.

5.1 Subdivision or Combination of Common Stock. If the Company at any time on or after the Issue Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Issue Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 5.1 shall become effective automatically at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

5.2 Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the capital stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 5.1 above), then the Company shall make appropriate provision so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per Warrant Share payable hereunder, provided the aggregate purchase price shall remain the same.

5.3 Fundamental Transactions. If, at any time while this Warrant is outstanding, (i) the Company effects any merger of the Company with or into another entity and the Company is not the surviving entity (such surviving entity, the “Successor Entity”), (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or by another individual or entity, and approved by the Company) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares of Common Stock for other securities, cash or property and the holders of at least 50% of the Common Stock accept such offer, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock) (in any such case, a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive the number of shares of Common Stock of the Successor Entity or of the Company and any additional consideration (the “Alternate Consideration”) receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event (disregarding any limitation on exercise contained herein solely for the purpose of such determination). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any Successor Entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration.

5.3 Dilutive Issuances. If the Company or any subsidiary thereof, as applicable, at any time while the Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to re-price, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock (other than an Exempt Issuance), at an effective price per share less than the then Exercise Price (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance), then the Exercise Price shall be reduced and only reduced to equal the Base Share Price and the number of Warrant Shares issuable hereunder shall be increased such that the Aggregate Exercise Price Payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the Aggregate Exercise Price prior to such adjustment. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, the Holder may only enforce its rights under this Section 5.3 after the date that is one hundred eighty (180) calendar days after the Issue Date, provided, however, that at such time the Holder may enforce its rights to all adjustments hereunder that apply even if the Dilutive Issuance occurred prior to the date that is one hundred eighty (180) calendar days after the Issue Date. “Exempt Issuance” shall mean: (i) Common Stock and Common Stock Equivalents issued pursuant to an Uplist Offering, (ii) Common Stock or Common Stock Equivalents issued to employees or directors of, or consultants, advisors or service providers to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company, (iii) shares Common Stock actually issued upon the exercise of Common Stock Equivalents for which an adjustment has already been made pursuant to this Section 5.3, (iv) Common Stock and Common Stock Equivalents issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Company, (v)  Common Stock and Common Stock Equivalents issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Company, (vi) Common Stock and Common Stock Equivalents issued as acquisition consideration pursuant to the acquisition of another business by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board of Directors of the Company, and (vii) Common Stock and Common Stock Equivalents issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Company. The Company shall notify the Holder in writing, no later than the Trading Day following the Dilutive Issuance subject to this Section 5.3, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms, as well as the applicable increased Warrant Share amount hereunder as a result of such Dilutive Issuance (such notice the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5.3, upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price as well as utilize the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise. Notwithstanding the foregoing, if (i) the Exercise Price is adjusted to the Uplist Exercise Price as described in this Warrant and (ii) the Note has been repaid in its entirety, then the Holder shall never be entitled to enforce its rights to the adjustments under this Section 5.3 with respect any Dilutive Issuance(s).

5.4 Notice of Adjustment. Without limiting any other provision contained herein, when any adjustment is required to be made in the number or kind of shares purchasable upon exercise of this Warrant, or in the Exercise Price, pursuant to the terms hereof, the Company shall promptly notify the Holder of such event and of the number of Warrant Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

5.5 Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:

(a) any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction (i) the numerator of which shall be the Closing Price of the shares of Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (ii) the denominator of which shall be the Closing Price of the shares of Common Stock on the Trading Day immediately preceding such record date; and

(b) the number of Warrant Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in Section 5.5(a) of this Warrant; provided, however, that in the event that the Distribution is of shares of common stock of a company (other than the Company) whose common stock is traded on a national securities exchange or a national automated quotation system (“Other Shares of Common Stock”), then the Holder may elect to receive a warrant to purchase Other Shares of Common Stock in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Shares of Common Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of Section 5.5(a) of this Warrant and the number of Warrant Shares calculated in accordance with the first part of this Section 5.5(b) of this Warrant.

6. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock issuable on the exercise of this Warrant, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder and any Warrant Agent (as defined below) appointed pursuant to Section 8 hereof. Nothing in this Section 6 shall be deemed to limit any other provision contained herein.

7. Transfer to Comply with the Securities Act. This Warrant, and the Warrant Shares, have not been registered under the 1933 Act. This Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant may only be sold, transferred, pledged or hypothecated (other than to an Affiliate) if (a) there exists an effective registration statement under the 1933 Act relating to such security or (b) the Company has received an opinion of counsel reasonably satisfactory to the Company that registration is not required under the 1933 Act. Until such time as registration has occurred under the 1933 Act, each certificate for this Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section 7. Any such transfer shall be accompanied by a transferor assignment substantially in the form attached to this Warrant as Exhibit B (the “Transferor Assignment”), executed by the transferor and the transferee and submitted to the Company. Upon receipt of the duly executed Transferor Assignment, the Company shall register the transferee thereon as the new Holder on the books and records of the Company and such transferee shall be deemed a “registered holder” or “registered assign” for all purposes hereunder, and shall have all the rights of the Holder.

8. Warrant Agent. The Company may, by written notice to the Holder, appoint an agent (a “Warrant Agent”) for the purpose of issuing shares of Common Stock on the exercise of this Warrant pursuant hereto, exchanging this Warrant pursuant hereto, and replacing this Warrant pursuant hereto, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

9. Legend. Except as otherwise provided, until such time as the Warrant Shares have been registered under the 1933 Act or otherwise may be sold pursuant to Rule 144, Rule 144A, Regulation S, or other applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for the Warrant Shares that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH MAY BE THE LEGAL COUNSEL OPINION (AS DEFINED IN THE PURCHASE AGREEMENT)), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A, REGULATION S UNDER SAID ACT, OR OTHER APPLICABLE EXEMPTION. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

10. Piggyback Registration Rights. The Company shall include the Warrant Shares for resale by Holder at prevailing market prices (and not fixed prices) on the first registration statement the Company files with the SEC after the successful completion of the Uplist Offering.

11. Transfer on the Company’s Books. Until this Warrant is transferred on the books of the Company, the Company may treat the Holder as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

12. Notices. Any notice required or permitted hereunder shall be given in the manner provided in the subsection titled “Notices” in the Purchase Agreement, the terms of which are incorporated herein by reference.

13. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant, together with the Purchase Agreement and all the other Transaction Documents, taken together, contain the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings with respect to the subject matter hereof and thereof other than as expressly contained herein and therein.

14. Governing Law. This Warrant shall be governed by and interpreted in accordance with the laws of the State of Nevada, without giving effect to the principles thereof regarding the conflict of laws. The Company and, by accepting this Warrant, the Holder, each irrevocably (a) consent to and expressly submit to the exclusive personal jurisdiction of any state or federal court sitting in Nevada in connection with any dispute or proceeding arising out of or relating to this Warrant, (b) agree that all claims in respect of any such dispute or proceeding may only be heard and determined in any such court, (c) expressly submit to the venue of any such court for the purposes hereof, and (d) waive any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim or objection to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper. The Company and, by accepting this Warrant, the Holder, each hereby irrevocably consent to the service of process of any of the aforementioned courts in any such proceeding by the mailing of copies thereof by reputable overnight courier (e.g., FedEx) or certified mail, postage prepaid, to such party’s address as provided for herein, such service to become effective ten (10) calendar days after such mailing. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

15. Remedies. The remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and, without limiting any other remedies available to the Holder in the Transaction Documents, law or equity, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

16. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Signature delivered via facsimile or email shall be considered original signatures for purposes hereof.

17. Descriptive Headings. Descriptive headings of the sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

18. Attorney’s Fees. In the event of any litigation or dispute arising from this Warrant, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by said prevailing party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair a court’s power to award fees and expenses for frivolous or bad faith pleading.

19. Severability. Whenever possible, each provision of this Warrant shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be invalid or unenforceable in any jurisdiction, such provision shall be modified to achieve the objective of the parties to the fullest extent permitted and such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Warrant or the validity or enforceability of this Warrant in any other jurisdiction.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by an officer thereunto duly authorized.

Dated: May 18, 2022

THE COMPANY:

Home Bistro, Inc.

By:
Zalmi Duchman
Chief Executive Officer

[Signature page to Warrant]

EXHIBIT A

NOTICE OF EXERCISE OF WARRANT

WARRANT NO. HBIS-[●]

Home Bistro, Inc.

4014 Chase Avenue, #212

Miami Beach, FL 33140

Attn: Zalmi Duchman

Email: zalmi@homebistro.com

(1)  The undersigned hereby elects to purchase [●] Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any. Payment shall take the form of lawful money of the United States.

(2)  Payment shall take the form of (check applicable box):

[  ] in lawful money of the United States; or

[  ] if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)  [___] (initial) - Please issue said Warrant Shares in the name of the undersigned or, to the extent that a properly completed and signed Assignment Form accompanies this Notice of Exercise, in such other name as is specified below:

Name of Registered Holder:
Mailing Address for Delivery of Notice of Issuance, Account Statement or Certificates for Common Shares (as applicable):	Address Line 1:
Address Line 2:
Address Line 3:
Attention:
Telephone Number:

(4)  [___] (initial (only if eligible under the terms of the Warrant)) Please deliver the Warrant Shares electronically by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit/Withdrawal At Custodian (DWAC) system or Direct Registration System (DRS):

Name of Prime Broker or Custodian:
DTC Broker No.:
Account Name:
Account No.:

The undersigned undertakes to cause its prime broker or custodian to take all actions necessary or advisable to accept delivery of the Warrant Shares as soon as practicable after such Warrant Shares are made available for delivery via DWAC or DRS.

(5)  Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

(6)  The undersigned has completed and signed an accurate and complete IRS Form W-9 or IRS Form W-8BEN, as applicable, which is attached to this Notice of Exercise.

Name of Holder:
Signature:
Name:
Title
Address for Contact:	Address Line 1:
Address Line 2:
Address Line 3:
Attention:
Email Address:
Date:

EXHIBIT B

FORM OF TRANSFEROR ENDORSEMENT

(To be signed only on transfer of the Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the Warrant to Purchase Shares of Common Stock dated as of   (the “Warrant”) to purchase the percentage and number of shares of common stock, $0.001 par value (“Common Stock”), of HOME BISTRO, INC. specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s), and appoints each such person attorney to transfer the undersigned’s respective right on the books of HOME BISTRO, INC. with full power of substitution in the premises.

Transferees	Percentage Transferred	Number Transferred

Dated: _____________________

[Transferor Name must conform to the name of
Holder as specified on the face of the Warrant]

By:
Name:

Signed in the presence of:

(Name)

ACCEPTED AND AGREED:

[TRANSFEREE]

By:
Name: